                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                         GENERAL GROWTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                               42-1283895
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             110 North Wacker Drive
                             Chicago, Illinois 60606
               (Address of principal executive offices) (zip code)

            General Growth Properties, Inc. 1998 Incentive Stock Plan
                            (Full title of the plan)

                              Mr. Matthew Bucksbaum
                      Chairman and Chief Executive Officer
                         General Growth Properties, Inc.
                             110 North Wacker Drive
                             Chicago, Illinois 60606
                                 (312) 960-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 -------------
                                 with copies to:
                           Marshall E. Eisenberg, Esq.
                            Neal, Gerber & Eisenberg
                      Two North LaSalle Street - Suite 2200
                             Chicago, Illinois 60602
                                 (312) 269-8000

                                 -------------
                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
  Title of Securities              Amount           Proposed Maximum            Proposed Maximum           Amount of
  to be Registered (1)     to be Registered (2)  Offering Price Per Unit  Aggregate Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.10 par value             1,000,000                  (3)$33.3125               (3)$33,312,500            $9,260.88
===========================================================================================================================

(1) The common stock, $.10 par value (the "Common Stock") being registered hereby includes associated preferred share purchase rights, which initially are attached to and traded with the shares of the registrant's Common Stock. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.
(2) The number of shares of Common Stock to be registered consists of the aggregate number of shares which may be issued upon exercise of options granted pursuant to the General Growth Properties, Inc. 1998 Incentive Stock Plan (the "Plan"). The maximum number of shares which may be issued upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the
     Common Stock as reported on The New York Stock Exchange on          , 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed by General Growth Properties, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and are made a part hereof:

         a. Annual Report on Form 10-K for the fiscal year ended December 31, 1997, dated March 31, 1998 (the "Company 10-K");

         b. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, dated May 14, 1998, as amended by Form 10-Q/A dated May 21, 1998;

         c. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, dated August 12, 1998;

         d. Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, dated November 12, 1998;

         e. Current Report on Form 8-K dated May 26, 1998, as amended by Form 8-K/A dated June 2, 1998;

         f. Current Report on Form 8-K dated June 4, 1998;

         g. Current Report on Form 8-K dated June 17, 1998;

         h. Current Report on Form 8-K dated August 5, 1998, as amended by Form 8-K/A dated September 29, 1998;

         i. Current Report on Form 8-K dated August 7, 1998;

         j. Current Report on Form 8-K dated September 30, 1998, as amended by Form 8-K/A dated November 4, 1998;

         k. Current Report on Form 8-K dated October 1, 1998;

         l. Current Report on Form 8-K dated October 5, 1998, as amended by Form 8-K/A dated November 9, 1998;

         m. Current Report on Form 8-K dated November 10, 1998;

         n. Current Report on Form 8-K dated November 18, 1998;

         o. The portions of the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders that have been incorporated by reference into the Company's Annual Report on Form 10-K;

         p. The description of the Company's 7.25% Preferred Income Equity Redeemable Stock, Series A, par value $100 per share ("PIERS"), which is contained in the Registration Statement on Form 8-A filed by the Company with the Commission on June 5, 1998, pursuant to Section 12(b) of the Exchange Act;

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         q. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed by the Company with the Commission on January 12, 1993, pursuant to Section 12(b) of the Exchange Act; and

         r. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed by the Company with the Commission on November 18, 1998, pursuant to Section 12(b) of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain partners of, attorneys associated with and/or of counsel to Neal, Gerber & Eisenberg, counsel to the Company, beneficially own shares of Common Stock and preferred stock of the Company. In addition, Marshall E. Eisenberg, a partner of Neal, Gerber & Eisenberg, is Secretary of the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         In the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), the Company has adopted (a) the provisions of
Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit and (b) the provisions of Section 145 of the DGCL, which provide that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving as the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

         The Company has entered into indemnification agreements with each of its officers and directors. The indemnification agreements, among other things, require the indemnification of the Company's officers and directors to the fullest extent permitted by law, and require that the Company advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Such indemnification agreements also provide for the indemnification and advance of all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and require the Company to cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Certificate and the Bylaws, such agreements provide greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

         Exhibit
         Number Description
         ------ -----------

           4.1 Specimen certificate representing Common Stock (incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-56640), filed on April 6, 1993).
           4.2  General Growth Properties, Inc. 1998 Incentive Stock Plan.
           5.1  Opinion of Neal, Gerber & Eisenberg, counsel for the Company.
          23.1  Consent of PricewaterhouseCoopers LLP
          23.2  Consent of KPMG LLP
          23.3  Consent of Deloitte & Touche LLP
          23.4  Consent of Arthur Andersen LLP
          23.5  Consent of KPMG LLP
          23.6  Consent of Ernst & Young LLP
          23.7  Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
          24.1 Powers of Attorney of certain officers and directors of the Company (included on signature page).

ITEM 9.  UNDERTAKINGS

         The Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement which includes any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


















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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, as of March 12, 1999.

                       GENERAL GROWTH PROPERTIES, INC.
                               (Registrant)


                       By:     /s/ Matthew Bucksbaum
                               -------------------------------------------------
                               Matthew Bucksbaum
                               Chairman of the Board and Chief Executive Officer

         We, the undersigned officers and directors of the Company, hereby severally constitute Matthew Bucksbaum, Robert Michaels and Bernard Freibaum, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally to do all such things in our name and behalf in such capacities to enable the Company to comply with the applicable provisions of the Securities Act and all requirements of the Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys above, or any of them, to any and all such amendments.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below as of March 12, 1999, by the following persons in the capacities indicated:

                  Signature                                            Title
                  ---------                                            -----

         /s/ Matthew Bucksbaum                     Chairman of the Board, Chief Executive Officer
         ---------------------------------         and Director (Principal Executive Officer)
                Matthew Bucksbaum


         /s/ Robert Michaels                       President and Director
         ---------------------------------
                 Robert Michaels

         /s/ John Bucksbaum                        Executive Vice President and Director
         ---------------------------------
                  John Bucksbaum


         /s/ Bernard Freibaum                      Executive Vice President and Chief Financial Officer
         ---------------------------------         (Principal Financial and Accounting Officer)
                  Bernard Freibaum


                                                   Director
         ---------------------------------
                  Anthony Downs


                                                   Director
         ---------------------------------
                  Morris Mark




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         /s/ Beth Stewart                          Director
         ---------------------------------
                  Beth Stewart


         /s/ A. Lorne Weil                         Director
         ---------------------------------
                  A. Lorne Weil


















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                                  EXHIBIT INDEX

 EXHIBIT
   NO.          DESCRIPTION
 -------        -----------

  4.1 Specimen certificate representing Common Stock (incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-56640), filed on April 6, 1993).
  4.2           General Growth Properties, Inc. 1998 Incentive Stock Plan.
  5.1           Opinion of Neal, Gerber & Eisenberg, counsel for the Company.
 23.1           Consent of PricewaterhouseCoopers LLP
 23.2           Consent of KPMG LLP
 23.3           Consent of Deloitte & Touche LLP
 23.4           Consent of Arthur Andersen LLP
 23.5           Consent of KPMG LLP
 23.6           Consent of Ernst & Young LLP
 23.7           Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
 24.1 Powers of Attorney of certain officers and directors of the Company (included on signature page).